EXHIBIT 99.1

Intelligent Systems Announces First Quarter 2016 Results

NORCROSS, Ga., May 10, 2016 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation (NYSE:INS) (www.intelsys.com) announced today its financial results for the first quarter of 2016 ended March 31, 2016.

For the three month period ended March 31, 2016, the company recorded revenue of $1,647,000, a 54 percent increase compared to the same period in 2015, reflecting growth in both product and service revenue. Net loss attributable to Intelligent Systems Corporation of $937,000 (loss of $0.11 per basic and diluted share) in the first quarter of 2016 compares to net income attributable to Intelligent Systems Corporation of $18,296,000 (income of $2.04 per basic share and $2.03 per diluted share) in the first quarter of 2015.

The dramatic change between periods reflects the gain on sale of the company’s former ChemFree subsidiary in the quarter ended March 31, 2015, amounting to $18,746,000 or $2.09 per basic share ($2.08 per diluted share). As previously announced, the company sold its ChemFree subsidiary on March 31, 2015 and consequently has classified the ChemFree business as discontinued operations for all periods presented.

The company reported a loss from continuing operations of $1,024,000 in the first quarter of 2016 compared to a loss from continuing operations of $670,000 in the first quarter of 2015. Impacting the current quarter results is a non-cash charge of $700,000 included in the line item Other Income (Loss) to reduce the carrying value of an investment in a development stage technology company in which the company owned a minority equity stake. Excluding this one-time expense and other income items, the company’s loss from operations was $361,000 in the quarter ended March 31, 2016, significantly lower than the loss from operations of $669,000 in the same period last year.

“Our revenue growth this year reflects an increasing number of customers for both our licensed software and related support services, as well as transaction processing services for prepaid and credit programs,” stated J. Leland Strange, Chief Executive Officer. “We are steadily building our FinTech business supported by our flexible CoreCard® technology platform and experienced workforce of nearly 250 employees. However, we expect revenue and profits will still fluctuate quarterly in large part due to customers’ schedules and third party approvals that are largely outside of our control but impact the timing of revenue recognition.”

During the first quarter of 2016, the company paid a special cash dividend of $0.35 per common share on February 8, 2016 to shareholders of record on January 29, 2016.

The company intends to file its Form 10-Q for the period ended March 31, 2016 with the Securities and Exchange Commission today, May 10, 2016. For additional information about reported results, investors will be able to access the Form 10-Q on the company’s website at www.intelsys.com or on the SEC site, www.sec.gov.

About Intelligent Systems Corporation

For over thirty-five years, Intelligent Systems Corporation (NYSE:INS) has identified, created, operated and grown technology companies. The company’s principal operations are CoreCard Software, Inc. (www.corecard.com) and its affiliate companies. CoreCard designs, develops, and markets a comprehensive suite of software solutions to corporations, financial institutions, retailers and processors to manage their credit and debit cards, prepaid cards, private label cards, fleet cards, loyalty programs, and accounts receivable and small loan transactions. CoreCard also offers prepaid and credit card processing services using its proprietary software solutions. Further information is available on the company’s website at http://www.intelsys.com or by calling the company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers’ requirements or financial condition, market acceptance of products and services, and declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

 Intelligent Systems Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2016	2015
Revenue
Products	$230	$136
Services	1,417	933
Total net revenue	1,647	1,069
Cost of revenue
Products	64	59
Services	647	547
Total cost of revenue	711	606
Expenses
Marketing	96	71
General and administrative	556	367
Research and development	645	694
Loss from operations	(361)	(669)
Other income (loss)	(664)[1]	2
Loss from continuing operations before income taxes	(1,025)	(667)
Income taxes	(1)	3
Loss from continuing operations	(1,024)	(670)
Gain on sale of discontinued operations, net of taxes	--	18,746[2]
Loss from discontinued operations, net of taxes	--	(3)
Net income (loss)	(1,024)	18,073
Net loss attributable to noncontrolling interest	87	223
Net income (loss) attributable to Intelligent Systems Corporation	$(937)	$18,296
Earnings (loss) per share attributable to Intelligent Systems Corporation:
Basic: Continuing operations	$(0.11)	$(0.05)
Discontinued operations	--	2.09
Basic earnings (loss) per share	$(0.11)	$2.04
Diluted: Continuing operations	$(0.11)	$(0.05)
Discontinued operations	--	2.08
Diluted earnings (loss) per share	$(0.11)	$2.03
Basic weighted average common shares outstanding	8,731,299	8,958,028
Diluted weighted average common shares outstanding	8,731,299	9,029,273

  Includes one-time write-down of $700,000 on carrying value of investment in early stage technology company
  Reflects sale of ChemFree subsidiary on March 31, 2015

Intelligent Systems Corporation
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

As of	March 31, 2016	December 31, 2015
ASSETS	(unaudited)	(audited)
Current assets:
Cash	$16,868	$18,059
Marketable securities	405	396
Accounts receivable, net	965	962
Other current assets	824	2,846
Restricted cash	2,200	2,200
Total current assets	21,262	24,463
Investments	308	1,015
Property and equipment, at cost less accumulated depreciation	672	636
Other long-term assets	44	59
Total assets	$22,286	$26,173
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$191	$78
Deferred revenue, current portion	1,974	1,830
Accrued payroll	589	495
Accrued expenses	35	25
Other current liabilities	275	243
Liabilities from discontinued operations	--	120
Total current liabilities	3,064	2,791
Deferred revenue, net of current portion	105	195
Other long-term liabilities	18	18
Intelligent Systems Corporation stockholders’ equity:
Common stock, $0.01 par value, 20,000,000 shares authorized, 8,731,299 issued and outstanding at March 31, 2016 and December 31, 2015	87	87
Additional paid-in capital	17,824	20,875
Accumulated other comprehensive loss	(178)	(184)
Retained earnings	4,333	5,270
Total Intelligent Systems Corporation stockholders’ equity	22,066	26,048
Noncontrolling interest	(2,967)	(2,879)
Total stockholders’ equity	19,099	23,169
Total liabilities and stockholders’ equity	$22,286	$26,173

For further information, call
Bonnie Herron, 770-564-5504
or email to bherron@intelsys.com